Exhibit 99.1

Contact:
	Investors:	Annette Arribas, CTP
724.514.1782
annette.arribas@ansys.com
	Media:	FranHensler
NEWS RELEASE		724.514.2967
FOR IMMEDIATE RELEASE		fran.hensler@ansys.com

ANSYS DELIVERS RECORD REVENUE AND

EARNINGS FOR THE FIRST QUARTER 2012

Management Reiterates FY 2012 Guidance

Highlights

•	GAAP revenue of $185.3 million and non-GAAP revenue of $187.5 million
•	GAAP diluted earnings per share of $0.48 and non-GAAP diluted earnings per share of $0.66
•	Operating cash flows of $83.6 million
•	GAAP operating profit margin of 36.6% and non-GAAP operating profit margin of 50.4%

PITTSBURGH - May 3, 2012 /PR NEWSWIRE/ — ANSYS, Inc. (NASDAQ: ANSS), today announced growth in both revenue and diluted earnings per share for the first quarter of 2012. Total GAAP revenue increased by 17.3% over the first quarter of 2011 while total non-GAAP revenue increased by 18.6% over the first quarter of 2011. GAAP net income and diluted earnings per share increased 7.8% and 6.7%, respectively, over the first quarter of 2011, while non-GAAP net income and diluted earnings per share increased 17.7% and 15.8%, respectively. The growth in the first quarter was spread across all major geographic regions and among a broad array of industries.

“ANSYS is off to a strong start in 2012, as evidenced by our first quarter results. These results reflect the impact of the persistent dedication and efforts of the global ANSYS team and demonstrate our continued progress in executing on our long-term vision,” stated Jim Cashman, ANSYS President & CEO. “We entered into the year with momentum, and we continue to be pleased with the combined financial performance and the integration progress of the Apache business. The results of the first quarter of 2012 are highlighted by a record deferred revenue balance of $299.4 million, strong margins and cash flows, non-GAAP earnings in the upper end of our guidance range, major account expansion and continued growth of all major product lines. We also saw a 39% increase in our non-GAAP lease revenue for Q1 2012 as compared to Q1 2011, which is largely indicative of the influence of the Apache license model combined with the impact of some customers shifting their purchasing decisions to our annual lease offering. While the growth in our lease business does affect short-term license revenue growth, it also contributes to the deferred revenue balance and helps to build our recurring revenue base. While we continued to meet or exceed on a number of key financial metrics, we also see opportunities for focus and execution improvement. As 2012 continues to unfold, we believe we are well positioned to invest and capitalize on the global market opportunities for growth, leveraging our extensive customer base and technological leadership position to drive results and continue to deliver on our commitments.”

ANSYS' first quarter financial results are presented below. The 2012 non-GAAP results exclude the income statement effects of acquisition adjustments to deferred revenue, as well as the impact of stock-based compensation and acquisition-related amortization of intangible assets. The 2011 non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets.

GAAP and non-GAAP results reflect:

•	Total GAAP revenue of $185.3 million in the first quarter of 2012 as compared to $158.0 million in the first quarter of 2011; total non-GAAP revenue of $187.5 million in the first quarter of 2012 as compared to $158.0 million in the first quarter of 2011;
•	A GAAP operating profit margin of 36.6% in the first quarter of 2012 as compared to 39.4% in the first quarter of 2011; a non-GAAP operating profit margin of 50.4% in the first quarter of 2012 as compared to 49.9% in the first quarter of 2011;

Exhibit 99.1

•	GAAP net income of $45.5 million in the first quarter of 2012 as compared to GAAP net income of $42.2 million in the first quarter of 2011; non-GAAP net income of $62.9 million in the first quarter of 2012 as compared to $53.5 million in the first quarter of 2011; and
•	GAAP diluted earnings per share of $0.48 in the first quarter of 2012 as compared to GAAP diluted earnings per share of $0.45 in the first quarter of 2011; non-GAAP diluted earnings per share of $0.66 in the first quarter of 2012 as compared to $0.57 in the first quarter of 2011.

The Company's GAAP results reflect stock-based compensation charges of approximately $7.8 million ($5.6 million after tax) or $0.06 diluted earnings per share for the first quarter of 2012.

The non-GAAP financial results highlighted above, and the non-GAAP financial outlook for 2012 discussed below, represent non-GAAP financial measures. Reconciliations of these measures to the appropriate GAAP measures for the three months ended March 31, 2012 and 2011, and for the 2012 financial outlook, are included in the condensed financial information included in this release.

Management's Remaining 2012 Financial Outlook

The Company has provided its 2012 revenue and earnings per share guidance below. The earnings per share guidance is provided on both a GAAP basis and a non-GAAP basis. Non-GAAP diluted earnings per share excludes charges for stock-based compensation, the income statement effects of acquisition accounting for deferred revenue and acquisition-related amortization of intangible assets.

Second Quarter and Fiscal Year 2012 Guidance

The Company currently expects the following for the quarter ending June 30, 2012:

•	GAAP revenue in the range of $191.2 - $198.2 million
•	Non-GAAP revenue in the range of $192 - $199 million
•	GAAP diluted earnings per share of $0.46 - $0.51
•	Non-GAAP diluted earnings per share of $0.66 - $0.69

The Company currently expects the following for the fiscal year ending December 31, 2012:

•	GAAP revenue in the range of $806.6 - $826.6 million
•	Non-GAAP revenue in the range of $810 - $830 million
•	GAAP diluted earnings per share of $2.05 - $2.17
•	Non-GAAP diluted earnings per share of $2.78 - $2.87

These statements are forward-looking and actual results may differ materially. Non-GAAP diluted earnings per share is a supplemental financial measure and should not be considered as a substitute for, or superior to, diluted earnings per share determined in accordance with GAAP.

Conference Call Information

ANSYS will hold a conference call at 10:30 a.m. Eastern Time on May 3, 2012 to discuss first quarter results. The Company will provide its prepared remarks on the Company’s investor relations homepage and as an exhibit in its Form 8-K in advance of the call to provide shareholders and analysts with additional time and detail for analyzing its results in preparation for the conference call. The prepared remarks will not be read on the call – only brief remarks will be made prior to the Q&A session.

To participate in the live conference call, dial 800-860-2442 (US) or 412-858-4600 (Canada & Int’l). The call will be recorded and a replay will be available approximately one hour after the call ends. The replay will be available for ten days by dialing 877-344-7529 (US), or 412-317-0088 (Canada and Int’l) and entering the passcode 10012904. The archived webcast can be accessed, along with other financial information, on ANSYS' web site at http://investors.ansys.com.

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES Condensed Consolidated Balance Sheets (in thousands) (Unaudited)

	March 31, 2012	December 31, 2011
ASSETS:

Cash & short-term investments	$558,445	$472,404
Accounts receivable, net	79,506	84,602
Goodwill	1,229,629	1,225,375
Other intangibles, net	365,622	383,420
Other assets	283,856	282,669

Total assets	$2,517,058	$2,448,470

LIABILITIES & STOCKHOLDERS' EQUITY:

Deferred revenue	$281,689	$259,155
Long-term debt (including current portion)	116,929	127,572
Other liabilities	297,547	307,270
Stockholders' equity	1,820,893	1,754,473

Total liabilities & stockholders' equity	$2,517,058	$2,448,470

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Consolidated Statements of Income

(in thousands, except per share data)

(Unaudited)

	Three Months Ended

	March 31, 2012	March 31, 2011
Revenue:
Software licenses	$113,554	$95,867
Maintenance and service	71,791	62,180

Total revenue	185,345	158,047

Cost of sales:
Software licenses	5,996	2,894
Amortization	10,214	7,498
Maintenance and service	18,132	16,190
Total cost of sales	34,342	26,582

Gross profit	151,003	131,465

Operating expenses:
Selling, general and administrative	45,249	40,476
Research and development	31,501	24,698
Amortization	6,425	4,017
Total operating expenses	83,175	69,191

Operating income	67,828	62,274

Interest expense	(818)	(803)
Interest income	901	695
Other expense	(616)	(514)

Income before income tax provision	67,295	61,652

Income tax provision	21,756	19,411

Net income	$45,539	$42,241

Earnings per share – basic:
Basic earnings per share	$0.49	$0.46
Weighted average shares - basic	92,817	91,767

Earnings per share – diluted:
Diluted earnings per share	$0.48	$0.45
Weighted average shares - diluted	95,190	94,171

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures

(Unaudited)

(in thousands, except percentages and per share data)

	Three Months Ended
	March 31, 2012				March 31, 2011
	As			Non-GAAP	As			Non-GAAP
	Reported	Adjustments		Results	Reported	Adjustments		Results

Total revenue	$185,345	$2,152	(1)	$187,497	$158,047			$158,047

Operating income	67,828	$26,593	(2)	94,421	62,274	$16,662	(4)	78,936

Operating profit margin	36.6%			50.4%	39.4%			49.9%

Net income	$45,539	$17,396	(3)	$62,935	$42,241	$11,231	(5)	$53,472

Earnings per share - diluted:
Diluted earnings per share	$0.48			$0.66	$0.45			$0.57
Weighted average shares - diluted	95,190			95,190	94,171			94,171

(1)	Amount represents the revenue not reported during the period as a result of the acquisition accounting adjustment associated with accounting for deferred revenue in business combinations.

(2)	Amount represents $16.6 million of amortization expense associated with intangible assets acquired in business combinations, $7.8 million of stock-based compensation expense and the $2.2 million adjustment to revenue as reflected in (1) above.

(3)	Amount represents the impact of the adjustments to operating income referred to in (2) above, adjusted for the related income tax impact of $9.2 million.

(4)	Amount represents $11.5 million of amortization expense associated with intangible assets acquired in business combinations as well as a $5.1 million charge for stock-based compensation.

(5)	Amount represents the impact of the adjustments to operating income referred to in (4) above, adjusted for the related income tax impact of $5.4 million.

Exhibit 99.1

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Quarter Ending June 30, 2012

Diluted Earnings Per Share Range
U.S. GAAP guidance	$0.46 - $0.51
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.01
Adjustment to exclude acquisition–related amortization	$0.11 - $0.12
Adjustment to exclude stock–based compensation	$0.06 - $0.07
Non-GAAP guidance	$0.66 - $0.69

ANSYS, INC. AND SUBSIDIARIES

Reconciliation of Forward-Looking Guidance

Year Ending December 31, 2012

Diluted Earnings Per Share Range
U.S. GAAP guidance	$2.05 - $2.17
Adjustment to exclude acquisition accounting adjustment to deferred revenue	$0.02
Adjustment to exclude acquisition–related amortization	$0.43 - $0.45
Adjustment to exclude stock–based compensation	$0.25 - $0.26
Non-GAAP guidance	$2.78 - $2.87

Use of Non-GAAP Measures

The Company provides non-GAAP revenue, non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share as supplemental measures to GAAP regarding the Company's operational performance. These financial measures exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. This press release also contains a reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure.

Management uses non-GAAP financial measures (a) to evaluate the Company's historical and prospective financial performance as well as its performance relative to its competitors, (b) to set internal sales targets and spending budgets, (c) to allocate resources, (d) to measure operational profitability and the accuracy of forecasting, (e) to assess financial discipline over operational expenditures and (f) as an important factor in determining variable compensation for management and its employees. In addition, many financial analysts that follow our Company focus on and publish both historical results and future projections based on non-GAAP financial measures. We believe that it is in the best interest of our investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested, and the Company has historically reported, these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of the Company's competitors and may not be directly comparable to similarly titled measures of the Company's competitors due to potential differences in the exact method of calculation. The Company compensates for these limitations by using these non-GAAP financial measures as supplements to GAAP financial measures and by reviewing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

Exhibit 99.1

The adjustments to these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Acquisition accounting for deferred revenue and its related tax impact. Historically, the Company has consummated acquisitions in order to support the Company’s strategic and other business objectives. In accordance with the fair value provisions applicable to the accounting for business combinations, acquired deferred revenue is often recorded on the opening balance sheet at an amount that is lower than the historical carrying value. Although this acquisition accounting requirement has no impact on the Company's business or cash flow, it adversely impacts the Company's reported GAAP revenue in the reporting periods following an acquisition. In order to provide investors with financial information that facilitates comparison of both historical and future results, the Company provides non-GAAP financial measures which exclude the impact of the acquisition accounting adjustment. The Company believes that this non-GAAP financial adjustment is useful to investors because it allows investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past and future reports of financial results of the Company as the revenue reduction related to acquired deferred revenue will not recur when related annual lease licenses and software maintenance contracts are renewed in future periods.

Amortization of intangibles from acquisitions and its related tax impact. The Company incurs amortization of intangibles, included in its GAAP presentation of amortization expense, related to various acquisitions it has made in recent years. Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company because these costs are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of the Company during the applicable time period after the acquisition, and it excludes such expenses when making decisions to allocate resources. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making and (b) compare past reports of financial results of the Company as the Company has historically reported these non-GAAP financial measures.

Stock-based compensation expense and its related tax impact. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of software licenses, cost of maintenance and service, research and development expense and selling, general and administrative expense. Although stock-based compensation is an expense of the Company and viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company. Specifically, the Company excludes stock-based compensation during its annual budgeting process and its quarterly and annual assessments of the Company's and management's performance. The annual budgeting process is the primary mechanism whereby the Company allocates resources to various initiatives and operational requirements. Additionally, the annual review by the board of directors during which it compares the Company's historical business model and profitability to the planned business model and profitability for the forthcoming year excludes the impact of stock-based compensation. In evaluating the performance of senior management and department managers, charges related to stock-based compensation are excluded from expenditure and profitability results. In fact, the Company records stock-based compensation expense into a stand-alone cost center for which no single operational manager is responsible or accountable. In this way, management is able to review, on a period-to-period basis, each manager's performance and assess financial discipline over operational expenditures without the effect of stock-based compensation. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Transaction costs related to business combinations. The Company incurs expenses for professional services rendered in connection with business combinations, which are included in its GAAP presentation of selling, general and administrative expense. These expenses are generally not tax-deductible. Management excludes these acquisition-related transaction costs for the purpose of calculating non-GAAP operating income, non-GAAP operating profit margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of the Company, as it generally would not have otherwise incurred these expenses in the periods presented as a part of its continuing operations. The Company believes that these non-GAAP financial measures are useful to investors because they allow investors to (a) evaluate the Company's operating results and the effectiveness of the methodology used by management to review the Company's operating results, and (b) review historical comparability in its financial reporting, as well as comparability with competitors' operating results.

Exhibit 99.1

Non-GAAP financial measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States. The Company's non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as listed below:

GAAP Reporting Measure Non-GAAP Reporting Measure

Revenue	Non-GAAP Revenue
Operating Income	Non-GAAP Operating Income
Operating Profit Margin	Non-GAAP Operating Profit Margin
Net Income	Non-GAAP Net Income
Diluted Earnings Per Share	Non-GAAP Diluted Earnings Per Share

About ANSYS, Inc.

ANSYS brings clarity and insight to customers' most complex design challenges through fast, accurate and reliable engineering simulation. Our technology enables organizations ― no matter their industry ― to predict with confidence that their products will thrive in the real world. Customers trust our software to help ensure product integrity and drive business success through innovation. Founded in 1970, ANSYS employs more than 2,200 professionals, many of them experts in engineering fields such as finite element analysis, computational fluid dynamics, electronics and electromagnetics, and design optimization. Headquartered south of Pittsburgh, Pennsylvania, U.S.A., ANSYS has more than 60 strategic sales locations throughout the world with a network of channel partners in 40+ countries. Visit www.ansys.com for more information.

Forward-Looking Information

Certain statements contained in this press release regarding matters that are not historical facts, including, but not limited to, statements regarding our projections for revenue and earnings per share for the second quarter and fiscal year 2012 (both GAAP and non-GAAP, as applicable, to exclude purchase accounting for deferred revenue, acquisition-related amortization and stock-based compensation expense), statements about management's views concerning the Company's prospects and outlook for 2012, including statements and projections relating to the impact of stock-based compensation, statements regarding management's use of non-GAAP financial measures, statements regarding the Company’s second quarter and beyond visibility, statements regarding the impact of persistent dedication and the Company’s results demonstrating continued progress in executing our long-term vision, statements regarding first quarter results representing early momentum for the Company, statements regarding the financial performance and integration progress of the Apache business, statements regarding strong margins and cash flows, statements regarding major account expansions and growth in the Company’s major product lines, statements regarding the influence of the Apache license model and customers shifting purchasing decisions to the Company’s annual lease offering, growth in our lease business and its impact on short-term license revenue growth and building a recurring revenue base, statements regarding the Company seeing opportunities for focus and execution improvement and statements regarding increasing the Company’s positioning to invest and capitalize on global market opportunities for growth and ability to leverage its customer base and technological leadership position to drive results and continue to deliver on its commitments, are "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995). Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. All forward-looking statements in this press release are subject to risks and uncertainties including, but not limited to, the risk that adverse conditions in the global economy and financial markets will significantly affect ANSYS’ customers’ ability to make new purchases from the Company or to pay for prior purchases, the risk of declines in the economy of one or more of ANSYS’ primary geographic regions, the risk that ANSYS’ operating results will be adversely affected by changes in currency exchange rates, the risk that the assumptions underlying ANSYS' anticipated revenues and expenditures will change or prove inaccurate, the risk that ANSYS has overestimated its ability to maintain growth and profitability and control costs, uncertainties regarding the demand for ANSYS' products and services in future periods, the risk that ANSYS has overestimated the strength of the demand among its customers for its products, uncertainties regarding customer acceptance of new products, the risk that ANSYS' operating results will be adversely affected by possible delays in developing, completing, or shipping new or enhanced products, the risk that enhancements to the Company's products may not produce anticipated sales, the risk that third parties may misappropriate the Company’s proprietary technology or develop similar technology independently, the risk of difficulties in the relationship with ANSYS’ independent regional channel partners, the risk that the expected income tax impacts of the merger of the Company’s Japan subsidiaries will not be realized in one or more future periods, and other factors that are detailed from time to time in reports filed by ANSYS, Inc. with the Securities and Exchange Commission, including ANSYS, Inc.'s 2011 Annual Report and Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether changes occur as a result of new information or future events, after the date they were made.

ANSYS and any and all ANSYS, Inc. brand, product, service and feature names, logos and slogans are registered trademarks or trademarks of ANSYS, Inc. or its subsidiaries in the United States or other countries.  All other brand, product, service and feature names or trademarks are the property of their respective owners.

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